Exhibit 10.8

EXECUTION COPY

SANTANDER CONSUMER USA, INC.

2011 MANAGEMENT EQUITY PLAN

SECTION 1. Adoption and Purpose. The Company hereby adopts this Plan providing for the grant of Options to eligible directors and employees of the Company and its Subsidiaries. The general purpose of the Plan is to promote the interests of the Company and its Subsidiaries by providing their directors and employees with incentives to continue and increase their efforts with respect to, and remain in the employ of, the Company and its Subsidiaries. Any options to purchase shares of Common Stock (“Options”) granted under the Plan will be “nonqualified stock options”.

SECTION 2. Administration. (a) Composition of Committee. The Plan shall be administered by the Board; provided, however, that the Board may delegate any and all responsibility and authority to administer the Plan to the Committee. If the Board has not delegated such authority to the Committee, then all references to the Committee herein shall be deemed to refer to the Board; provided, however, that at all times following an initial public offering of Common Stock, the Board shall delegate its authority to the Committee to the extent necessary to satisfy Section 162(m) of the Code, Section 16 of the Exchange Act, the rules of any stock exchange on which shares of Common Stock are listed or quoted or any other applicable law, rule or regulation. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee. If (i) the Company is governed by Section 16 of the Exchange Act, the Committee shall be composed of two or more persons, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and/or (ii) the Company is a “publicly held corporation”, as defined in Section 162(m) of the Code, the Committee shall be composed of two or more persons, each of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Code.

(b) Administration by Committee. Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any award granted hereunder, the Committee shall have plenary authority, in its sole discretion, to administer the Plan and to exercise all powers and authority either specifically granted to it under the Plan or necessary and advisable in the administration of the Plan, including the authority to (i) interpret, and reconcile any inconsistency and/or correct any default and/or supply any omission in, the Plan, (ii) prescribe, amend, suspend, waive and rescind rules and regulations relating to the Plan, (iii) appoint such agents as it shall deem desirable for the proper administration of the Plan, (iv) approve the forms of stock option agreements and otherwise determine the terms and conditions of all Options granted under the Plan (which need not be identical), the Exercise Price of each Option and the time or times at which Options shall be granted, when an Option can be exercised and whether in whole or in installments, (v) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, each Option, (vi) determine whether, to what extent and under what circumstances each Option may be settled or exercised in cash, shares, other securities or other property, or canceled, forfeited or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited or suspended, (vii) accelerate or extend the exercisability or extend the term of any or all outstanding Options and (viii) make all other determinations and take all other actions that the Committee deems necessary or appropriate with respect to the Plan.

(c) Interpretations. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be in the sole discretion of the Committee and shall be final, conclusive and binding upon all Persons, including the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Option and any stockholder.

SECTION 3. Participants. Prior to an initial public offering of Common Stock, the Board, under the advisement of the CEO, and following an initial public offering of Common Stock, the Committee, shall select the directors and employees of the Company and its Subsidiaries (including any prospective director or employee) to whom Options are to be granted. Each such Person to whom any Option is granted under the Plan shall be referred to herein as a “Participant” for so long as such Person holds such Option.

SECTION 4. Shares Subject to Plan. Subject to any adjustment as provided in Section 11, the aggregate number of shares of Common Stock that may be delivered pursuant to Options granted under the Plan shall be 11,028,963.25 (the “Share Reserve”). Shares may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. If any Option under the Plan is forfeited or otherwise expires, terminates or is otherwise canceled without delivery of shares, then the shares covered by such Option shall again become available to be delivered pursuant to Options under the Plan. If shares of Common Stock issued upon exercise of an Option or shares of Common Stock owned by a Participant are repurchased by the Company from Participants after the Closing Date, such repurchased shares shall again become available to be delivered pursuant to Options under the Plan. For the avoidance of doubt, any shares of Common Stock withheld pursuant to Section 9(a)(iii) for the payment of Exercise Price or pursuant to Section 10 for the payment of taxes shall not be available to be delivered pursuant to Options under the Plan.

SECTION 5. Grant of Options. (a) Subject to the terms hereof, all Options under the Plan shall be granted in the discretion of the Board under the advisement of the CEO, and the Board shall determine the number of shares of Common Stock to be offered from time to time by grant of Options to Participants; provided, however, that at any time following an initial public offering of Common Stock, all Options under the Plan shall be granted in the discretion of the Committee. More than one Option may be granted to the same Participant. The grant of an Option to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Options under the Plan. The grant of Options shall be evidenced by stock option agreements in such forms as may be prescribed by the Committee from time to time, containing such terms and provisions, including the number of shares of Common Stock to which such Option pertains and the Exercise Price, as are approved by the Committee. The Company shall execute stock option agreements upon instructions from the Committee. There is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Options, and the terms and conditions of Options and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated) or with respect to each Option held by a Participant.

(b) During the period beginning on the Closing Date and ending on February 1, 2012 (the “Initial Grant Period”), Options to purchase 85% (eighty-five percent) of the shares of Common Stock underlying the Share Reserve shall be granted to employees of the Company and its Subsidiaries in the discretion of the Board, under the advisement of the CEO. Options to purchase the remaining shares of Common Stock (the “Reserve Options”) may, but are not required to, be granted to employees of the Company and its Subsidiaries in the discretion of the Board, under the advisement of the CEO (or, following an initial public offering of Common Stock, the Committee), following the Initial Grant Period; provided that grants of Reserve Options shall be allocated among Time Options, Performance Options that are Premium Strike Price Performance Options and Performance Options that are Fair Market Value Performance Options, in proportions similar to those set forth in Appendix A. Notwithstanding any other provision in the Plan, any shares of Common Stock that remain available for the future grant of Reserve Options as of the earlier of (i) an IPO or (ii) the fifth (5th) anniversary of the Closing Date shall, upon the occurrence of such IPO or such anniversary, as applicable, be granted by the Board (or the Committee, as applicable), in good faith to then eligible directors and employees of the Company and its Subsidiaries.

SECTION 6. Option Price. The Exercise Price of each Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value on the date the Option is granted. The Exercise Price of each Performance Option designated as a “Premium Strike Price Performance Option” shall be determined by the Committee, but shall not be less than (a) the sum of (x) $1 billion and (y) the greater of (1) the aggregate Fair Market Value of all outstanding shares of Common Stock on the applicable date of grant and (2) the aggregate Fair Market Value of all outstanding shares of Common Stock on the Closing Date, divided by (b) the number of shares of Common Stock outstanding as of the date of grant or the Closing Date, as applicable, determined on a fully diluted basis; provided that the Exercise Price of any such Premium Strike Price Performance Option shall in no event be less than the Fair Market Value on the date of grant. All Options granted during the Initial Grant Period that are not Premium Strike Price Performance Options shall have an Exercise Price equal to the quotient of (I) the aggregate Fair Market Value of all shares of Common Stock outstanding on the date during the Initial Grant Period when such Options are granted divided by (II) the number of shares of Common Stock outstanding as of such date. All Performance Options (defined below) granted following the Initial Grant Period that are not Premium Strike Price Performance Options shall have an Exercise Price equal to the greater of (i) the Initial Strike Price (defined below) and (ii) the Fair Market Value on the date that the Option is granted.

SECTION 7. Option Period. The Option Period shall begin on the date the Option is granted by the Company, which shall be the date the Board (or, following an initial public offering of Common Stock, the Committee) authorizes the Option, unless the Board (or the Committee, as applicable) specifies a later date. Unless otherwise specifically provided in a stock option agreement (and subject to Section 12) or as otherwise determined by the Committee in its sole discretion, any then-vested Option may not be exercised later than the earliest of (a) the tenth anniversary of the grant date of the Option, so long as the Participant continues to perform services for the Company or any Subsidiary through such date, (b) the first anniversary of the date of the Participant’s separation from service with the Company and all Subsidiaries, if the Participant’s performance of services is terminated by reason of the Participant’s death or Disability, (c) immediately upon the date of the Participant’s separation from service with the Company and all Subsidiaries for Cause, (d) thirty (30) days after the date of the Participant’s separation from service with the Company and all Subsidiaries due to the Participant’s voluntary resignation without Good Reason (other than in the case of death or Disability), (e) sixty (60) days after the date of the Participant’s separation from service with the Company and all Subsidiaries involuntarily for reasons other than Cause, death or Disability or by the Participant voluntarily for Good Reason, or (f) in the discretion of the Company, if the Committee so determines in connection with a Change in Control, subject to the terms of the Plan. The Committee may provide for the exercise of Options in installments and upon such terms, conditions and restrictions as it may determine. With respect to any Reserve Option, the Committee may provide in an applicable stock option agreement for termination of such Reserve Option in the case of termination of employment or for any other reason. Subject to Section 12, to the extent that, following the determination of the Company’s performance for the Five-Year Performance Period with respect to a Performance Option, the Committee determines that the Company has not achieved either the Threshold ROE Hurdle or Average ROE Hurdle target applicable to such Performance Option, such Performance Option shall immediately be forfeited.

SECTION 8. Vesting and Exercisability of Options. (a) The Committee may, in its sole discretion, prescribe in a stock option agreement the installments, if any, in which an Option shall vest and become exercisable. Options will vest and become exercisable based either on continued provision of services to the Company and/or its Subsidiaries (such Options, “Time Options”) or continued provision of services to the Company and/or its Subsidiaries and the achievement of performance targets established by the Committee relating to the Company’s Return on Equity (such Options, “Performance Options”). An Option shall not be exercisable until vested.

(b) Subject to Section 12 and except as may otherwise be provided by the Committee and as may otherwise be provided in an applicable stock option agreement, (i) each Time Option shall become vested and exercisable in equal annual installments of 20% of the initial grant on each of the first five anniversaries of the applicable date of grant; provided that the Participant has continuously provided services to the Company or its Subsidiaries through the applicable vesting date and (ii) in the event of a Participant’s separation from service due to such Participant’s death or Disability, that portion of the Time Options held by such Participant that would have vested had the Participant continued to provide services to the Company or its Subsidiaries through the next following anniversary of the applicable date of grant shall vest and become exercisable upon such separation from service.

(c) Subject to Section 12 and, with respect to Reserve Options, except as may otherwise be provided by the Committee and as may otherwise be provided in an applicable agreement evidencing such Reserve Options, each Performance Option shall become vested and exercisable in equal annual installments of 20% at the end of each of the relevant calendar years (subject to the Committee’s annual certification of the level of the Company’s Return on Equity for the relevant calendar year during the applicable Five-Year Performance Period), if and to the extent the Company achieves the applicable Threshold ROE Hurdle target set forth in the applicable stock option agreement with respect to such calendar year; provided, however, that except as specifically provided in the Plan or the applicable stock option agreement or as otherwise determined by the Committee in its sole discretion, the Participant must continuously provide services to the Company or its Subsidiaries through the applicable vesting date in order for such Performance Option to become vested. Notwithstanding the foregoing, in the event that a Performance Option has not become vested due to the Company’s failure to achieve the applicable Threshold ROE Hurdle target for a calendar year, such Performance Option shall nonetheless become vested and exercisable if and to the extent the Company achieves the applicable Average ROE Hurdle with respect to the period commencing on the first day of the applicable Five-Year Performance Period and ending on the earlier of (a) the expiration of such Five-Year Performance Period and (b) the occurrence of a Change in Control, in each case; provided that the Participant has continuously provided services to the Company or its subsidiaries through the earlier of such dates. In the event of a Participant’s separation from service due to death or Disability, any Performance Options held by such Participant shall remain outstanding through the next applicable vesting date and shall vest and become exercisable with respect to the 20% installment that was scheduled to vest on such vesting date, if and to the extent that such installment would have vested if the Participant’s employment with the Company or its Subsidiaries had continued until such vesting date.

(d) Notwithstanding any other provision in this Section 8, unless otherwise determined by the Committee in its discretion, no Time Option or Performance Option shall vest following any separation from service other than by reason of death or Disability, except as provided in Section 13.

SECTION 9. Payment; Method of Exercise. (a) The payment of the aggregate Exercise Price shall be paid either (i) in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Company or by delivery of a personal or certified check payable to the Company), (ii) to the extent that the Common Stock is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system, in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise, (iii) by instructing the Company to withhold a number of shares of Common Stock having an aggregate Fair Market Value equal to the aggregate Exercise Price or (iv) a combination of methods set forth in this Section 9(a), subject, in each case, to the applicable limitations of Rule 16b-3 under the Exchange Act and other applicable law.

(b) An Option may be exercised by written or electronic notice to the Company. Such notice shall (i) state that the holder of the Option elects to exercise the Option, the number of shares in respect of which it is being exercised, the per share Exercise Price thereof, the manner of payment for such shares pursuant to Section 9(a) and the manner of satisfaction of applicable withholding taxes, as provided in Section 10, and (ii) contain such representations and warranties as the Committee deems necessary to effect compliance with all applicable provisions of the Securities Act and all other applicable laws and regulations.

(c) No Option may be validly exercised by any Participant unless such Participant (i) provides payment of the full Exercise Price pursuant to one of the methods set forth in Section 9(a)

and payment of all applicable withholding taxes, as provided in Section 10, and (ii) has previously (x) signed the Management Shareholders Agreement or (y) agrees to be bound by the terms of the Management Shareholders Agreement, in the case of (x) and (y), with respect to the shares of Common Stock issued upon the exercise of the Options granted hereunder.

SECTION 10. Withholding Taxes. No later than the date as of which an amount first becomes includible in a Participant’s gross income for Federal, state, local or foreign income tax purposes with respect to the exercise of any Options, the Participant shall pay to the Company in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Company or by delivery of a personal or certified check payable to the Company) any Federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. Notwithstanding the foregoing, in the Committee’s sole discretion, the Company and each of its Subsidiaries shall have the right and are hereby authorized to withhold from any shares of Common Stock to be issued upon the exercise of any Option, or from any compensation or other amount owing to a Participant, the amount (in cash or, in the discretion of the Committee, shares of Common Stock, other securities or other property) of any applicable withholding taxes in respect of the exercise of any Option, and to take such other action as may be necessary in the discretion of the Committee to satisfy all obligations for the payment of such taxes; provided that in no event shall the amount of withholding taxes paid by the tendering of shares of Common Stock exceed the amount necessary to satisfy the applicable minimum statutory tax withholding requirement. The Company may defer issuance of shares of Common Stock until the requirement set forth in the first sentence of this Section 10 has been satisfied.

SECTION 11. Effect of Certain Changes. (a) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up, spin-off or any other event that constitutes an “equity restructuring” within the meaning of Accounting Standards Codification 718 with respect to shares of Common Stock (each, an “Adjustment Event”), the Committee shall, in the manner determined by the Committee to be appropriate, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted, and (ii) the terms of any outstanding Option, including (x) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options and (2) the Exercise Price with respect to any such Option. In addition, in the event that the Committee determines that a Distribution in excess of the Threshold Amount has occurred, then the Committee shall, in such manner as it may deem equitable and to the extent permitted by Sections 424 and 409A of the Code and the Department of the Treasury Regulations thereunder, reduce the Exercise Price of each outstanding Option (but not below zero) by an amount equal to the amount that the holders of Common Stock entitled to participate in such Distribution are entitled to receive with respect thereto for a share of Common Stock, provided that such reduction in Exercise Price shall only take into account the portion of the Distribution that exceeds the Threshold Amount.

(b) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock (including any Change in Control) such that an adjustment is determined by the Committee in its sole discretion to be appropriate, then the Committee may (i) in such manner as it may deem appropriate, adjust any or all of (x) the number of shares of Common Stock or other securities of the Company or any successor to or acquiror of the Company (or number and kind of other securities or property) with respect to which Options may be granted and (y) the terms of any outstanding Option, including (1) the number of shares of Common Stock or other securities of the Company or any successor to or acquiror of the Company (or number and kind of other securities or property) subject to outstanding Options and (2) the Exercise Price, if applicable, with respect to any Option, (ii) if deemed appropriate by the Committee, make provision for a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option over the aggregate Exercise Price of such Option and (iii) if deemed appropriate by the Committee, cancel and terminate any Option having an Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject to such Option without any payment or consideration therefor.

(c) The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events including, without limitation, the events described in this Section 11 or the occurrence of a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law in a manner the Committee determines to be appropriate, including, without limitation, by (i) providing for a substitution or an assumption of Options, accelerating the exercisability of, or termination of, Options or providing for a period of time for exercise prior to the occurrence of such event, (ii) providing for a cash payment to the holder of an Option in consideration for the cancelation of such Option, including a cash payment to the holder of such Option in consideration for the cancelation of such Option in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option over the aggregate Exercise Price of such Option, (iii) canceling and terminating any Option having an Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject to such Option without any payment or consideration therefor or (iv) adjusting the Return on Equity, the Average ROE Hurdle, the Threshold ROE Hurdle or the Threshold Amount; provided that in the event of any adjustment by the Committee described in subclause (iv) of this Section 11(c), the Committee shall in good faith attempt to take reasonable steps to preserve the economic rights of Participants with respect to the affected Options as closely as practicable.

(d) Nothing in the Plan or any stock option agreement hereunder shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action with respect to the operation and conduct of their business that they deem appropriate or in their best interests, including any or all adjustments, recapitalizations, reorganizations, exchanges or other changes in the capital structure of the Company or any of its Affiliates, any merger or consolidation of the Company or any of its Affiliates, any issuance of shares of Common Stock or other securities or subscription rights thereto, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Common Stock or other securities or the rights thereof, any dissolution or liquidation of the Company or any of its Affiliates, any sale or transfer of all or any part of the assets or business of the Company or any of its Affiliates, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 12. Change in Control. (a) Subject to the provisions of this Section 12 and except as may otherwise be provided by the Committee and as may otherwise be provided in an applicable stock option agreement, upon the occurrence of a Change in Control (i) any unvested Time Options shall immediately become vested and exercisable, (ii) any Performance Options that have not yet vested pursuant to the achievement of any Threshold ROE Hurdle targets shall become vested and exercisable to the extent that the Company achieves the Average ROE Hurdle with respect to the period commencing at the beginning of the applicable Five-Year Performance Period and ending upon the occurrence of the Change in Control and (iii) any Performance Options that have not vested pursuant to the achievement of any Threshold ROE Hurdle targets or the Average ROE Hurdle target shall be immediately forfeited.

(b) In the event the Company enters into a binding agreement with respect to a Change in Control (a “CIC Agreement”), the Committee may, in its sole discretion, provide that all or a described portion of the Options outstanding immediately prior to the consummation of such Change in Control shall be converted into Options exercisable for securities (including stock in one or more of the surviving or acquiring corporations), cash and/or other property received by holders of Common Stock in connection with the Change in Control, in which case the Committee shall make such adjustments to the Plan and then outstanding Options as the Committee determines, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

(c) In the event that a Change in Control is proposed, the Committee may, in its sole discretion, suspend for up to 120 days (such period, the “Suspension Period”) the exercise of any Options. In the event that the Option Period with respect to, or any other time period that limits the exercise of, an Option would expire during the Suspension Period, such Option shall, if not exercised upon, prior to or in connection with such Change in Control, be exercisable for a number of days (the “Extended Period”) following termination of the Suspension Period equal to the remaining number of days for which such Option was exercisable at the beginning of the Suspension Period; provided, however, that if the consummation of the Change in Control would otherwise occur during the Suspension Period or during the Extended Period with respect to a vested Option (or an Option that vests in connection with such Change in Control), then, unless the Committee has determined that such vested Option (or an Option that vests in connection with such Change in Control) shall be accorded the treatment described in Section 12(b) or Section 12(d), the Suspension Period or the Extended Period shall end, and the vested Option (or an Option that vests in connection with such Change in Control) may be exercised, immediately prior to the consummation of the Change in Control and thereafter the Option, to the extent not then exercised, shall automatically terminate, shall be canceled without further cost or liability to the Company (or any successor thereto) and shall be null and void and of no further force or effect; provided further that in no event shall the Extended Period extend beyond the later of (i)

December 31 of the calendar year in which the Option Period with respect to the Option would have expired during the Suspension Period and (ii) the 15th day of the third month following the date on which the Option Period with respect to the Option would have expired during the Suspension Period.

(d) In the event that, pursuant to a Change in Control, a portion of the outstanding Common Stock will be acquired for consideration consisting solely of cash (the cash price per share being paid, after all deductions being borne by the holders of Common Stock, the “CIC Consideration”), the Committee may, in its sole discretion, cause any vested Option (after giving effect to any acceleration of the vesting of such Option pursuant to Section 8 or this Section 12 or any stock option agreement) to be converted, immediately prior to the occurrence of the Change in Control, into the right to receive an amount of cash equal to the product of (i) the excess, if any, of (A) the CIC Consideration over (B) the Exercise Price of such Option and (ii) the shares of Common Stock with respect to such Option. If the Exercise Price of an Option equals or exceeds the CIC Consideration, such Option may, in the discretion of the Committee, be canceled and terminated without payment. Each Participant shall receive any such cash payments at the time that corresponding payments are made to the holders of Common Stock pursuant to the Change in Control; provided, however, that (x) in the event that the CIC Consideration is subject to any post-closing adjustment or holdback that is or may be determined after the consummation of the Change in Control, the Committee may cause a portion of the cash to be delivered to the Participants to be escrowed or held back pending such determination (so long as such amount of cash to be escrowed or held back with respect to Participants does not exceed, on a per share basis, the amount of cash to be escrowed or held back with respect to holders of Common Stock pursuant to the Change in Control) and (y) the Committee may condition payment to any Participant on execution by such Participant of a written acknowledgment that all affected Options of such Participant have been canceled and that such payment is in full satisfaction of all such Participant’s rights with respect to such Options.

SECTION 13. Restrictive Covenants. Except as set forth in the applicable stock option agreement, the grant and vesting of Options shall be subject to the Participant’s compliance with the restrictive covenants determined by the Committee and set forth in the applicable Management Shareholders Agreement. Notwithstanding any provision of this Plan, in the event of any material breach of the restrictive covenants applicable to any Participant, the Committee, in its sole discretion, may provide for the immediate forfeiture of all outstanding Options held by such Participant, including all vested Options; provided, however, that, solely in the case of any Participant’s first material breach of the applicable restrictive covenants, in order for the Committee to provide for forfeiture of such Options, the Company must first provide the Optionee with written notice of the violation and a period of 10 days in order to cure such violation (to the extent that such violation may be cured). The Committee may provide, in its sole discretion, that any Time Option or Performance Option may continue to vest or be eligible for vesting, as the case may be, according to the vesting schedule set forth in the applicable stock option agreement, notwithstanding the Participant’s separation from service, for a period of up to 12 months following such separation, as additional consideration for the Participant’s compliance with restrictive covenants set forth in the applicable Management Shareholders Agreement.

SECTION 14. Nonexclusive Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 15. Securities Laws; Other Laws. The obligation of the Company to offer, sell and deliver shares with respect to Options granted hereunder and the exercisability of Options shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, the availability of exemptions from the registration requirements of such Federal and state securities laws, and the obtaining of all approvals by governmental authorities as may be deemed necessary or appropriate by the Board. In no event shall the Company be obligated pursuant to the Plan to register shares under Federal or state securities laws, to make any public filing to comply with the requirements of any exemption from registration requirements or to take any other action that may be required in order to permit, or to remove any prohibition or limitation on, the issuance of shares pursuant to the exercise of Options granted hereunder which may be imposed by any applicable law, rule or regulation. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee, in its sole discretion, has determined that any such offer, if made, would be in compliance with all applicable requirements of state, foreign and Federal law, and the rules, rulings, regulations and other requirements of any applicable governmental body or securities exchange. The Committee may, in its sole discretion, take whatever additional actions it deems appropriate to comply with all applicable laws, rules and regulations, including all applicable Federal and state securities laws, including, without limitation, placing legends on certificates with respect to shares of Common Stock and issuing stop-transfer orders to transfer agents and registrars. Notwithstanding anything to the contrary in the Plan or any stock option agreement, the Committee may modify any Option to bring it into compliance with any valid and mandatory government laws or regulations.

SECTION 16. No Rights to Continued Service. The adoption of this Plan and the grant of Options shall not confer upon any Participant any right to continued service with the Company or any of its Subsidiaries.

SECTION 17. Nonassignability. Except to the extent otherwise determined by the Committee, (a) Options may not be transferred other than by will or by the laws of descent and distribution and (b) during a Participant’s lifetime, Options granted to a Participant may be exercised only by the Participant or, in the event of the Participant’s Disability, by his or her legal guardian or legal representative.

SECTION 18. Amendment or Discontinuance. The Plan may be amended or discontinued by the Board in its sole discretion; provided that no termination, modification or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, materially adversely affect the rights of such Participant (or his or her transferee) under such Option, except that no such consent shall be required for any termination, modification or amendment made to cause the Plan or the Options granted under the Plan to comply (and solely to the extent necessary to comply) with applicable law, tax rules, stock exchange rules or accounting rules.

SECTION 19. Effect of Plan. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any director or employee of the Company or any of its Subsidiaries any right to be granted an option to purchase Common Stock or any other capital stock or equity interest in the Company or any of its Affiliates or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

SECTION 20. Term. Unless sooner terminated by action of the Board, the Plan shall terminate on the date which is 10 years from the Closing Date. The Committee may not grant Options under the Plan after that date, but Options granted before that date shall continue to be effective in accordance with their terms.

SECTION 21. Effectiveness; Approval of Stockholders. The Plan shall take effect upon its adoption by the Board, but its effectiveness and the exercise of any Options shall be subject to the approval of the holders of a majority of the voting shares of the Company, which approval must occur on or prior to December 31, 2011.

SECTION 22. No Impact on Benefits. Options granted under the Plan shall not be treated as compensation for purposes of calculating any director or employee’s rights under any benefit plan, except to the extent expressly provided in any such plan.

SECTION 23. Severability. If any provision of the Plan or any Option granted hereunder is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law, rule, ruling, regulation or other requirement deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law, rule, ruling, regulation or other requirement or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

SECTION 24. Indemnification. Each Person that is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company to the fullest extent permitted by law against and from any loss, cost, liability or expense (including any related attorneys’ fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such Person may be made a party or in which such Person may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Option, and from and against any and all amounts paid by such Person in settlement thereof with the Company’s approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Persons may be entitled by contract, as a matter of law or otherwise.

SECTION 25. Section 409A. The Plan is intended to provide for “nonqualified stock options” that are not subject to the provisions of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and any Option as the Committee deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Option (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

SECTION 26. GOVERNING LAW. THE PLAN AND ANY OPTIONS GRANTED THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

SECTION 27. Definitions. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

“Affiliate” means, with respect to any Person, (a) any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person or (b) any director, officer, partner, member or employee of such Person or any Person specified in clause (a) above, in each case as determined by the Committee; provided, however, that officers, directors and employees of Banco Santander, S.A., a Spanish sociedad anónima (“Banco Santander”), the Company or the Sponsors, as the case may be (or any of their respective Subsidiaries), shall be deemed not to be Affiliates of Banco Santander, the Company or the Sponsors, as the case may be, for purposes hereof solely by reason of being officers, directors or employees of such entity (or one of its Subsidiaries).

“Average ROE Hurdle” means the Company’s achievement of an average Return on Equity of at least 25% (subject to adjustment as provided in Section 11(c)) during the applicable Five-Year Performance Period (or such shorter period in the event of a Change in Control prior to the expiration of the applicable Five-Year Performance Period).

“Board” means the board of directors of the Company.

“Cause” means with respect to a Participant: (a) the Participant’s breach of any written agreement entered into with the Company or any of its Affiliates, in any material respect, (b) the Participant’s gross negligence or willful, material malfeasance, misconduct or insubordination in connection with the performance of his duties, (c) the Participant’s willful refusal or recurring failure to carry out written directives or instructions of the Board that are consistent with the scope and nature of the Participant’s duties and responsibilities, (d) the Participant’s willful repeated failure to adhere in any material respect to any material written Company policy or code of conduct, (e) the Participant’s willful misappropriation of a material business opportunity of the Company, including attempting to secure, or securing, any personal profit in connection with any transaction entered into on behalf of the Company, (f) the Participant’s willful misappropriation of any of the Company’s funds or material property, or (g) the Participant’s conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof, any other crime involving fraud or theft or any other crime with respect to which imprisonment is a possible punishment or the indictment (or its procedural equivalent) for a felony involving fraud or theft.

“CEO” means the Company’s Chief Executive Officer.

“Change in Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, or any successor provision), other than Banco Santander and its Affiliates or Sponsor Auto Finance Holdings and its Affiliates, shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, or any successor provision), directly or indirectly, of more than 20% of the outstanding shares of Common Stock (such person or group, a “Change in Control Owner”) and (b) Banco Santander and its Affiliates shall be the beneficial owners, directly or indirectly, of fewer shares of Common Stock than the Change in Control Owner.

“CIC Agreement” has the meaning set forth in Section 12(b).

“CIC Consideration” has the meaning set forth in Section 12(d).

“Closing Date” has the meaning set forth in the Investment Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of two or more directors designated by the Board to operate and administer the Plan.

“Common Stock” means the common stock, no par value, of the Company which the Company is currently authorized to issue or may in the future be authorized to issue (as long as the Common Stock varies from that currently authorized, if at all, only in amount of par value).

“Company” means Santander Consumer USA, Inc., an Illinois corporation.

“Contingent Adjustment” has the meaning set forth in the Shareholders Agreement.

“Disability” means the total and permanent disability of a Participant, as determined by the Committee based on an examination by a qualified medical doctor selected in good faith by the Committee, or the meaning otherwise specifically provided in the applicable stock option agreement.

“Distribution” means a distribution (within the meaning of Treas. Reg. §1.424-1) by the Company or any of its Subsidiaries to some or all of the Company’s stockholders, including but not limited to any Contingent Adjustment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

“Exercise Price” means, with respect to any Option, the per share exercise price of such Option as fixed by the Committee in accordance with Section 6. The Exercise Price will be subject to adjustments as set forth in Section 11 and in the relevant stock option agreement for any such Option.

“Extended Period” has the meaning set forth in Section 12(c).

“Fair Market Value” means the per share fair market value of a share of Common Stock on any given date, as determined reasonably and in good faith by the Board, determined without regard to any discount for minority interest and transfer restrictions imposed on holders thereof, but if Common Stock is traded on any national securities exchange, the Fair Market Value shall mean the closing trading price per share on any given date.

“Fair Market Value Performance Options” means each Performance Option that is not a Premium Strike Price Performance Option.

“Five-Year Performance Period” means, with respect to a Performance Option, the five-year period that is specified in the applicable stock option agreement for purposes of determining the vesting of Performance Options based on the Company’s Return on Equity during such period.

“Good Reason” means any of the following actions if taken without the Participant’s prior consent: (a) any material failure by the Company to pay the Participant his or her base salary, (b) a substantial reduction or diminution in the Participant’s titles, responsibilities or duties except in accordance with the terms of any employment agreement entered into with the Participant, or (c) any relocation of the Participant’s principal place of business of 30 miles or more; provided that, in each case, not more than 30 days following the occurrence of such event the Participant provides written notice to the Company containing (i) such Participant’s belief that Good Reason exists and (ii) a description of the circumstances believed to constitute Good Reason; provided further that if the circumstances may reasonably be remedied, the Company shall have 30 days to effect such remedy. If such circumstances are not remedied within that 30-day period, the Participant shall be permitted to terminate his or her service for Good Reason during the 30-day period that ends on the earlier of (x) the end of the Company’s 30-day cure period and (y) the delivery of written notice from the Company that it does not intend to cure such circumstances. In the event that the Participant does not terminate his or her service during such period, the Participant will be deemed to have accepted such circumstances and will no longer be permitted to resign for Good Reason.

“Initial Strike Price” means that Exercise Price equal to the quotient of (a) the aggregate Fair Market Value of all shares of Common Stock outstanding on the Closing Date divided by (b) the number of shares of Common Stock outstanding as of the Closing Date.

“Investment Agreement” means the Investment Agreement, among the Company, Sponsor Auto Finance Holdings and Santander Holdings, for the purchase and sale of shares of capital stock in the Company, dated as of October 20, 2011.

“IPO” means (a) the initial firm commitment underwritten offering of shares of Common Stock of the Company (or any successor to the Company or any other Person substantially all of the assets of which, directly or indirectly, consist of equity securities of the Company or any successor to the Company) in a public offering (whether primary or secondary) pursuant to an effective registration statement under the Securities Act that results in (i) aggregate proceeds (without deducting underwriting discounts, expenses and commissions) to the Company or any such successor to or holding company for the Company and the selling stockholders of at least $250,000,000.00 and (ii) the shares of Common Stock of the Company (or any successor to or holding company for the Company or any other Person substantially all of the assets of which, directly or indirectly, consist of equity securities of the Company or any successor to the Company) being listed on a national securities exchange or (b) any offering of shares of Common Stock of the Company (or any successor to the Company or any other Person substantially all of the assets of which, directly or indirectly, consist of equity securities of the Company or any successor to the Company) in connection with the exercise by Sponsor Auto Finance Holdings of its Demand Registration Rights (as defined in the Shareholders Agreement).

“Management Shareholders Agreement” means the Shareholders Agreement between the Company and each applicable Participant substantially in the form provided in Appendix B.

“Options” has the meaning set forth in Section 1.

“Option Period” means the period during which an Option may be exercised in accordance with Section 7.

“Participant” has the meaning set forth in Section 3.

“Performance Options” has the meaning set forth in Section 8(a).

“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” means this Santander Consumer USA, Inc. 2011 Management Equity Plan, as amended from time to time.

“Premium Strike Price Performance Option” has the meaning set forth in Section 6. “Reserve Options” has the meaning set forth in Section 5(b).

“Return on Equity” means net income for the calendar year end, divided by average stockholder equity computed using quarterly stockholder equity, calculated in accordance with generally accepted accounting principles, as disclosed in the Company’s most recent audited financial statements, subject to adjustments as provided in Section 11(c); provided that with respect to any period that is less than a full calendar year, the Committee shall determine Return on Equity for such period in good faith. “Santander Holdings” means Santander Holdings USA, Inc., a Virginia corporation.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“Share Reserve” has the meaning set forth in Section 4.

“Shareholders Agreement” means the Shareholders Agreement, dated as of December 31, 2011, by and among the Company, Santander Holdings, Dundon DFS LLC, a Delaware limited liability company, Mr. Thomas G. Dundon, Sponsor Auto Finance Holdings and Banco Santander, as amended, modified or supplemented from time to time.

“Sponsor Auto Finance Holdings” means Sponsor Auto Finance Holdings Series LP, a Delaware limited partnership.

“Sponsors” means Kohlberg Kravis Roberts & Co. L.P., Warburg Pincus LLC and Centerbridge Partners L.P. and their respective Affiliates.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned, directly or indirectly, by such first Person or by another Subsidiary of such first Person. The term “Subsidiaries” means more than one of any such Persons.

“Suspension Period” has the meaning set forth in Section 12(c).

“Threshold Amount” means 15% (subject to adjustment as provided in Section 11(c)) of the Company’s net income with respect to the applicable calendar year, calculated in accordance with generally accepted accounting principles, as disclosed in the Company’s most recent audited financial statements.

“Threshold ROE Hurdle” means, for each calendar year specified in the stock option agreement with respect to a Performance Option, the Company’s Return on Equity at such calendar year end, calculated in accordance with generally accepted accounting principles, as disclosed in the Company’s most recent audited financial statements, equal to at least the percentage specified in such stock option agreement that corresponds to such year, unless such percentage has been adjusted as provided in Section 11(c).

“Time Options” has the meaning set forth in Section 8(a).

Appendix A

Allocation of Reserve Options

Percentage of Reserve Option that are Time Options: 50.0%

Percentage of Reserve Option that are Fair Market Value Performance Options: 34.72%

Percentage of Reserve Option that are Premium Strike Price Performance Options: 15.28%